EXHIBIT 4

                           WARRANT & OPTION AGREEMENTS

4.1            Warrant Agreement**:
               o   Ben Adler
               o   Dr. Sheila Nagar
               o   Eugene Friedman
               o   Howard Schraub
               o   Julian Herskowitz
               o   Philip Gaines
               o   Ronald Nash
               o   Stanley Katz

4.2            Warrant Agreement**:
               o   Alan Gibstein
               o   Cindy & Neil Doljin
               o   James Copeland/Leslie Inestments
               o   Jeff Levine
               o   Marvin D. Taylor
               o   Norman Swenson
               o   Quintin Villa
               o   Rona Gibstein

4.3            Warrant Agreement**:
               o   Elliot Smith
               o   Gregg Smith
               o   Ken Rickel
               o   Patricia Oppito
               o   Roni Rogan
               o   Raquel Schraub
               o   Ronald Nash

4.4            Warrant Agreement**:
               o   Alexander Gancia
               o   Corporate Builders, LP
               o   Rene Eichenberger

4.5            Warrant Agreement - Mirkin & Woolf, P.A.**

4.6            Warrant Agreement - J.W. Genesis Financial Services Capital
               Markets**

4.7            Warrant Agreement - Sands Brothers & Co.**

4.8            Warrant Agreement - Southeast Research Partners**

4.9            Warrant Agreement**:
               o   Dominion Capital Fund
               o   Sovereign Partners Limited Partnership
               o   Zakeni Limited

4.10           Not included

4.11           Warrant Agreement - Sholom Weiss**

4.12           Option Agreement - State Street**

4.13           Debenture Agreement (for Underlying Shares)**:
               o   Dominion Capital Fund
               o   Sovereign Partners Limited Partnership
               o   Zakeni Limited

4.14           Option Agreement - Jean Johnstone**

4.15           Consulting Agreement - Robert Segarra**

4.16           Debenture Agreement  (for Underlying Shares)**-
               o   Michael F. Morrell
               o   Michael & Linda Morrell
               o   Dr. David Vastola
               o   Paul C. Pershes
               o   Gail Pershes

               o   Dr. Martin Heilbraun
               o   Juan Cocuy
               o   Dana Pusateri
               o   Theodore Orlando
               o   Richard Hoffman
               o   Robert Wasserman
               o   Dr. Aldo Berti
               o   Thomas Crane
               o   Eric Conn
               o   Terry Lazar
               o   Arthur & Sheryl Kobrin
               o   Dr. Ira Wendroff
               o   Eugene Friedman
               o   Steven Siegelaub
               o   Steven Daiagi
               o   Turkhill, Ltd.
               o   Amexcorp, Ltd.
               o   Danvers Investments Corp.
               o   Advantage List & Marketing Corp.

4.17           Warrant Agreement** -
               o   Michael F. Morrell
               o   Michael & Linda Morrell
               o   Dr. David Vastola
               o   Paul C. Pershes
               o   Gail Pershes
               o   Dr. Martin Heilbraun
               o   Juan Cocuy
               o   Dana Pusateri
               o   Theodore Orlando
               o   Richard Hoffman
               o   Robert Wasserman
               o   Dr. Aldo Berti
               o   Thomas Crane
               o   Eric Conn
               o   Terry Lazar
               o   Arthur & Sheryl Kobrin
               o   Dr. Ira Wendroff
               o   Eugene Friedman
               o   Steven Siegelaub
               o   Steven Daiagi
               o   Turkhill, Ltd.
               o   Amexcorp, Ltd.
               o   Danvers Investments Corp.
               o   Advantage List & Marketing Corp.

4.18           Stock Option Agreement - Jim Shanks

4.19           Stock Option Agreement - A. Razzak Tai

   **Previously filed as an exhibit to the Company's Form S-3/A dated
     April 23, 1999

                                  EXHIBIT 4.18

                       MEDICAL INDUSTRIES OF AMERICA, INC.

                             STOCK OPTION AGREEMENT


STOCK OPTION AGREEMENT dated this 4th day of March, 1999 (the "Grant Date") by and between MEDICAL INDUSTRIES OF AMERICA, INC., a Florida corporation located at 1903 S. Congress Avenue, Suite 400, Boynton Beach, Florida (the "Company"), and JIM SHANKS (the "Optionee").

                                    RECITALS:

A. The Company has duly adopted with subsequent shareholder approval a stock option plan known as the MEDICAL INDUSTRIES OF AMERICA, INC. 1996 EMPLOYEE STOCK OPTION PLAN (the "Plan").

B. The Plan provides for the granting of incentive stock options as defined in
Section 422 of the Internal Revenue Code, as amended (the "Code") and non-qualified stock options by a Committee to be appointed by the Board of Directors of the Company (the "Committee") to employees of the Company or of its parent or subsidiaries, if any, to purchase shares of common stock of the Company, no par value (the "Stock"), in accordance with the terms and provisions thereof.

C. The Committee considers the Optionee to be a person who is eligible for a grant of stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the incentive stock option documented herein.

NOW, THEREFORE, based on the foregoing and for good and valuable consideration, the Company and Optionee hereby agree as follows:

1.  INCORPORATION OF TERMS AND PROVISIONS OF PLAN.

            (a) All of the terms, provisions, conditions and restrictions contained in the Plan, including any and all rules and regulations adopted under the Plan by the Committee (the "Plan Provisions"), are hereby incorporated in this Agreement and the Optionee agrees to be bound by all of the Plan Provisions and by all of the terms and conditions of this Agreement. This Agreement does not set forth all of the terms and conditions of the Plan; copies of the Plan may be obtained upon written request without charge from the Company.

            (b) All capitalized terms used in this Agreement without definition shall have the meaning defined for it in the Plan, if any.

2. GRANT OF OPTION. Subject to the provisions of this Agreement and to the Plan Provisions, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company ten thousand (10,000) shares of common stock (the "Option Shares") at a price of seventy five cents ($.75) per share, the fair market value (the "Exercise Price"). The Option is intended by the parties hereto to be, and shall be treated as an incentive stock option (as such term is defined under Code Section 422).

3.  EXERCISE OF OPTION.

            (a) No portion of the Option may be exercised by the Optionee on or at any time after the second (2nd) anniversary of the Grant Date.

            (b) The Option may be exercised in whole or in part at any time after the date hereof in accordance with the Plan Provisions and this Section by the Optionee's tendering the Exercise Price (or a proportionate part thereof if the Option is partially exercised) to the Company, together with a written notice of intent to exercise in the form attached hereto as Exhibit "A" to the Company specifying the number of Option Shares the Optionee wishes to purchase pursuant to the Option.

4. SHARE CERTIFICATES. Upon receipt of the Exercise Price (or the requisite portion thereof), the Company shall cause one or more stock certificates evidencing the Optionee's ownership of the Option Shares so purchased by the Optionee to be issued to the Optionee subject, however, to the Plan Provisions.

5. INVESTMENT SECURITIES. The Optionee represents and warrants to the Company that any Option Shares purchased by the Optionee upon the exercise hereof will be acquired for investment and not for distribution within the meaning of the Securities Act of 1933, as amended, provided, however, that the foregoing representation and warranty shall be inoperative if such Option Shares are registered under such Act.

6. DEFAULT OF OPTIONEE. Should the Optionee at any time breach any Plan Provision or any provision of this Agreement, the Option granted hereunder shall be null and void. This provision shall be in addition to and not in lieu of any other remedies which the Company may have at law and/or in equity.

7.  MISCELLANEOUS PROVISIONS.

            (a) Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, which shall be addressed to each party's respective address, as set forth in the first paragraph of this Agreement, or to such other address as such party shall give to the other party hereby by a notice given in accordance with this Section and, except as otherwise provided in this Agreement, shall be effective when deposited in the United States mail properly addressed and postage prepaid. If such notice is sent other than by the United States mail, such notice shall be effective when actually received by the party being noticed.

            (b) This Agreement may not be assigned in whole or in part by either of the parties hereto.

            (c) Both parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

            (d) Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

            (e) The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of this Agreement or the intent of any of the provisions hereof.

            (f) This Agreement and the Plan constitute the entire understanding between the parties hereto concerning the grant of incentive stock options to the Optionee under the Plan and shall not be terminated, except in accordance with its terms or the Plan Provisions, or amended except in accordance with the Plan Provisions or in a writing executed by both of the parties hereto.

            (g) The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

            (h) The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

            (i) This Agreement shall be binding upon and inure to the benefit of the heirs, successors, estate and personal representatives of the Optionee and the successors and assigns of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Witnesses:                                   MEDICAL INDUSTRIES OF AMERICA, INC.


/S/ ROBIN WILLIAMS                           By:/S/ PAUL C. PERSHES
                                                Paul C. Pershes, President



/S/ ELAINE SHANKS                            By:/S/ JIM SHANKS
                                                Jim Shanks

                                  EXHIBIT 4.19

                       MEDICAL INDUSTRIES OF AMERICA, INC.
                           NON-QUALIFIED STOCK OPTION

                             STOCK OPTION AGREEMENT

 1. GRANT OF OPTION. As of the 17th day of June, 1999, Medical Industries of America, Inc., a Florida corporation (the "Company"), hereby ratifies the grant to A. Razzak Tai (the "Optionee"), of non qualified stock options (the "Options") to acquire 150,000 shares of common stock, $.0025 par value, of the Company (the "Shares).

 2. EXERCISE PRICE AND SCHEDULE. The exercise price per share of the Shares (the "Option Price") and the exercise schedule (the "Option Period") in respect to these Options are reflected in Exhibit "A" attached hereto.

 3. METHOD OF EXERCISING OPTIONS. All payments of the Option Price shall be made at the principle office of Company. The Options (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principle office stating which Option is being exercised, specifying the number of Shares as to which such Option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (a) in cash or by certified check or , if elected by Optionee, (b) in such other consideration or in such manner as may be determined by the Compensation Committee of the Company (the "Committee"), which other method, in the discretion of the Committee may include, payment of the Option Price, in whole or in part (i) with Company stock or (ii) by the Company retaining the Shares to be delivered upon exercise of the Option that numbers of Shares having a Fair Market Value on the date of exercise equal to the Option Price for the number of Shares with respect to which the Optionee exercised the Option. The date of exercise of the option shall be the date of delivery as provided in paragraph 13 hereof. Notwithstanding anything in the foregoing to the contrary, the Committee's discretion or consent shall not be unreasonably delayed or withheld in regard to the Optionee's election as to any of the above methods of payment of the Option Price. In the event of any failure to pay for the number of Shares specified in such notice on the date set forth therein, as the same may be extended as provided above, the exercise of the Option with respect to such number of Shares shall be treated as if it had never been made. As soon as reasonably practical after the Optionee has validly exercised the Option, the Company shall cause the appropriate number of Shares to be issued and delivered to the Optionee.

      The term "FAIR MARKET VALUE" of a Share on any day shall be (a) if the principal market for the common stock of the Company is a national securities exchange, the average of the highest and lowest sales price per share of common stock on such day as reported by such exchange or on a composite tape reflecting transaction on such exchange, (b) if the principal market for the common stock is not a national securities exchange and the common stock is quoted on The Nasdaq Stock Market ("NASDAQ"), and (i) if actual sales price information is available with respect to the common stock, the average of the highest and lowest sales prices per share of common stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked price per share of common stock on such day on Nasdaq, or (c) if the principal market for the common stock is not a national securities exchange and the common stock is not quoted on Nasdaq, the average of the highest bid and lowest asked price per share of Common

      Stock on such day as reported on the OTC Bulleting Board Service or by National Quotation Bureau, Incorporated or a comparable service; PROVIDED HOWEVER, that if clauses (a), (b) and (c) of this Section are all inapplicable, or if not trades have been made or no quotes are available for such day, the fair market value of the common stock shall be determined by the Board of Directors of the Company by any method consistent with applicable regulations adopted by the U.S. Treasury Department relating to stock options.

 4.   CAPITAL ADJUSTMENTS.

      (a) The existence of the Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or to issue any securities, bonds, debentures, or preferred or prior preference stock ahead of or affecting the common stock of the Company, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) In the event of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like which result in a change in the number or kind of shares of common stock which is outstanding immediately prior to such event, the aggregate number of the kind shares subject to this Option and the exercise price thereof, shall be appropriately adjusted in the same manner as the number and kind of shares of a stockholder of the Company who owned the same number and kind of shares immediately prior to such event, and the Option Price of the Options shall be adjusted so that the Option Price of each outstanding unexercised Option remains the same. Such adjustments shall be made by the Board of Directors of the Company, whose determination shall be conclusive and binding on all parties, unless such determination is the result of an evident miscalculation of figures or was the result of fraud, corruption or other undue means.

      (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sales or upon the exercise of rights or warrants to subscribe therefor, or upon conversation of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or Option Price then subject to any outstanding Option.

      (d) In case of any consolidation of merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation or a share exchange transaction involving not less than 50% of the issued and outstanding Common Stock of the Company, each Option shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of common stock deliverable upon conversion of the Options would have been entitled upon such consolidation, merger, conveyance or exchange; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of the Options, to the end that the provisions set forth herein shall thereafter be


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
      applicable, as nearly as reasonably may be, in relations to any shares of stock or other property thereafter deliverable upon the conversion of such Option.


 5. RIGHTS PRIOR TO PURCHASE OF STOCK. The Optionee shall have no right as a shareholder with respect to any of the Shares covered by the Options until the Optionee has made full payment for the Shares being purchased and said Shares have been issued and delivered to the Optionee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such Shares are fully paid for, issued and delivered.

 6. CERTAIN RESTRICTIONS. Optionee will acquire Optionee's Shares for Optionee's own account, for investment only and without a view to resale or distribution except in compliance with the Securities Act of 1933, as amended, ("ACT") and any applicable state securities laws, and upon the acquisition of the Shares Optionee will enter into such written representations, warranties and agreements as Optionor may reasonably request in order to comply with the Act, any applicable state securities and this Agreement.

 7. SHARES RESERVED. The Company shall at all times during the Option Period reserve and keep available such numbers of Shares as will be sufficient to satisfy the requirements of this Agreement.

 8. TRANSFERABILITY. The Options may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee. Except as provided in the preceding sentence, no Option nor any interest in the Options shall be subject to encumbrance, assignment, alienation, transfer or anticipation either by voluntary or involuntary act of the Optionee or the Optionee's heir or beneficiary or by the operation of law, nor shall such Options or right be subject to the demands or claims of any creditor of such period or be liable in any way for such person's death obligations or liabilities. Additionally, neither the Optionee nor any person or entity shall have any interest in any specific asset or assets or stock of the Company by reason of the granting of the Options.

 9. INCIDENTAL REGISTRATION. The Company agrees that if at any time it shall propose to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") on a form suitable for sales by its shareholders, it will give written notice to such effect to the Optionee at least thirty (30) days prior to such filing, and, at the written request of the Optionee, made within ten (10) days after the receipt of such notice, will include therein at Company's costs and expense (except for the fees and expenses of counsel to the Optionee and underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares underlying the Options held by Optionee as he shall request; provided, however, that if the offering being registered by the Company is underwritten and if no other outstanding shares of the Company's common stock are included therein and if the representative of the underwriters certifies that the inclusion therein of the Shares would materially and adversely effect the sale of the securities to be sold by the Company thereunder, the public offering of the Shares included in such registration statement either shall be delayed for a period of ninety (90) days after the commencement of the underwritten public offering, provided that the representative of the underwriters certifies in writing that such delay would not materially and adversely effect the sale of the securities to be sold by the Company or, if the representative of the underwriters will not so certify, the Optionee shall not be permitted to participate in such registration except to the extent, and then only in proportion thereto, that other shareholders of the Company possessing similar registration rights are entitled to participate.

 10. TERMINATION OF OPTION. Any unexercised portion of this Option shall automatically and without notice terminate and become null and void at the end of the Option Period.

 11. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

 12. INTERPRETATION. The Optionee accepts this Option subject to all the terms and provisions of this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Company upon any questions arising under this agreement.

 13. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when delivered to a commercial courier service, or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 1903 S. Congress Avenue, Suite 400, Boynton Beach, Florida 33426, or if the Company should move its principle office, to such principle office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either part to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

IN WITNESS WHEREOF, the parties have set their hand and seals effective as of the day first set forth above.


                              MEDICAL INDUSTRIES OF AMERICA, INC.:


                              By: /s/ E. NICHOLAS DAVIS, III


                              OPTIONEE:


                               /s/ A. RAZZAK TAI,
                                   A. Razzak Tai

                                   EXHIBIT "A"


 NO. OF OPTIONS               OPTION PRICE                OPTION PERIOD

    105,000                     $  .50               At anytime  prior to or on
                                                     02/01/02

     16,667                     $ 1.25               At anytime prior to or on
                                                     02/01/02

     28,333                     $  .91               At anytime prior to or on
                                                     02/01/02